Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement of our report dated March 4, 2003 included in the Levcor International, Inc. Form 10-KSB for the year ended December 31, 2002, our report dated March 8, 2002 included in the Levcor International, Inc. Form 8-K/A filed with the Securities and Exchange Commission on March 21, 2003 and to all references to our Firm included in this Form S-8 registration statement.


                                       /s/ Friedman Alpren & Green LLP

New York, New York
January 14, 2004